As filed with the Securities and Exchange Commission on July 28, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MARSHALL & ILSLEY CORPORATION

(Exact name of registrants as specified in its charter)

Wisconsin	39-0968604
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-116138

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange in which each class is to be registered
Common SPACES	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered is the Common SPACES (the “SPACES”) of Marshall & Ilsley Corporation (the “Company”).

For a description of the SPACES, reference is made to the description of the SPACES included in the Prospectus Supplement dated July 26, 2004 related to the SPACES, which description is incorporated by reference. The Prospectus Supplement forms part of the Registration Statement on Form S-3 (File No. 333-116138), as amended and supplemented, which has been declared effective by the Securities and Exchange Commission. The Prospectus Supplement has been filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Exhibit

1.	Restated Articles of Incorporation, as amended, incorporated by reference to Exhibit 3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003

2.	Bylaws, as amended, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated August 30, 2002

3.	Form of Stock Purchase Contract Agreement

4.	Form of Pledge Agreement

5.	Junior Subordinated Indenture between the Company and BNY Midwest Trust Company, dated as of June 1, 2004, incorporated by reference to Exhibit 4.14 of the Company’s Registration Statement on Form S-3 (File No. 333-116138)

6.	Form of Supplemental Indenture between the Company and BNY Midwest Trust Company

7.	Certificate of Trust of M&I Capital Trust B, incorporated by reference to Exhibit 4.15 of the Company’s Registration Statement on Form S-3 (File No. 333-116138)

8.	Trust Agreement of M&I Capital Trust B, incorporated by reference to Exhibit 4.16 of the Company’s Registration Statement on Form S-3 (File No. 333-116138)

9.	Form of Amended and Restated Trust Agreement of M&I Capital Trust B

10.	Form of Guarantee Agreement for M&I Capital Trust B

11.	Form of STACKS (included in Exhibit 9 as Exhibit C thereto)

12.	Form of Normal Common SPACES (included in Exhibit 3 as Exhibit A thereto)

13.	Form of Stripped Common SPACES (included in Exhibit 3 as Exhibit B thereto)

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

MARSHALL & ILSLEY CORPORATION

By:	/s/ RANDALL J. ERICKSON
Randall J. Erickson, Senior Vice President, General Counsel and Secretary

Dated: July 28, 2004